Exhibit 99 (a)

NEWS
NEWS FOR IMMEDIATE RELEASE:	January 30, 2009
BANK OF GRANITE CORPORATION
REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) reported a net loss of $9.58 million, or $0.62 per share, for the quarter ended December 31, 2008, compared to net income of $1.93 million, or $0.12 per share, reported for the fourth quarter of 2007. For the full-year ended December 31, 2008, we reported a net loss of $11.50 million, or $0.74 per share, compared to a net loss of $15.30 million, or $0.97 per share, for 2007.
Credit actions we took in the fourth quarter of 2008 resulted in a $16.79 million loan loss provision for the quarter. The two primary reasons for these credit actions were the continued deterioration of a group of approximately $20 million of related watch list loans in the real estate development portfolio and non-performance related to one additional real estate development loan of $4.5 million. The current valuations of the collateral underlying these loans caused us to allocate approximately $8 million of loss reserves to these loans. Additionally, the overall decline in economic activity, which is stressing all sections of our loan portfolio, caused us to take action to build our allowances for loan loss to $29.95 million or 3.14% of gross loans. Our fourth quarter provision for losses exceeded our charge-offs by $7.63 million.
Another significant factor in our fourth quarter results was the continued decline in net interest income, down $1.98 million compared to the preceding quarter and down $15.30 million when comparing the twelve-month periods ended December 31, 2008 and 2007. The multiple rate reductions by the Federal Reserve in the fourth quarter and the continued aggressive competition for deposits in our market were the primary causes of the margin compression. Increasing levels of non-performing assets have also depressed the net interest margin throughout 2008. Our overhead expenses for the fourth quarter of 2008 were $1.13 million less than the same quarter of 2007 and reflect our ongoing efforts to be more efficient.
As of December 31, 2008, the Company’s total assets were $1.17 billion, total loans were $0.95 billion, and total deposits were $0.99 billion. Nonperforming assets increased to $62.66 million as of December 31, 2008 compared to $54.84 million at September 30 and $39.10 million as of December 31, 2007. The Company’s and its banking subsidiary’s leverage and Tier I risk-based capital ratios met the regulatory capital measures of “well” capitalized as of December 31, 2008. For the total risk-based capital ratio measure, the Company and its banking subsidiary ended the year “adequately” capitalized with capital ratios of 9.96% and 9.41%, respectively, slightly below the 10% threshold needed to be categorized as “well” capitalized.
“These results are disappointing and are indicative of the severe credit crisis and the effect it has on businesses and customers in our markets,” said Scott Anderson, CEO. “However, we are committed to doing the things we have always done—serving our

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

customers, striving to make good loans, and running our business for what we believe to be the long-term benefit of our shareholders.” Mr. Anderson continued, “While we cannot control the ultimate severity of the current economic crisis, we believe our loyal customer base, the continued commitment of our employees, and our confidence in our current risk management and problem loan mitigation efforts are reasons to be optimistic about the Bank’s future.”
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes, as well as a loan production office in Guilford County. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland and Rowan counties.
Please see the attached supplemental “Financial Data” tables.
For further information, please contact:
Scott Anderson, Chief Executive Officer, 828.345.6866 or sanderson@bankofgranite.com
Kirby Tyndall, Chief Financial Officer, 828.496.2026 or ktyndall@bankofgranite.com
Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.
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Bank of Granite Corporation
Selected Financial Data

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in thousands except per share data)	2008	2007	% change	2008	2007	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$14,751	$22,273	-33.8%	$67,642	$90,172	-25.0%
Interest expense	7,071	9,309	-24.0%	29,753	36,848	-19.3%

Net interest income, taxable equivalent	7,680	12,964	-40.8%	37,889	53,324	-28.9%
Taxable equivalent adjustment (1)	171	205	-16.6%	719	857	-16.1%

Net interest income	7,509	12,759	-41.1%	37,170	52,467	-29.2%
Loan loss provision	16,791	3,006	458.6%	30,228	55,131	-45.2%
Noninterest income	2,640	3,535	-25.3%	11,515	13,179	-12.6%
Noninterest expense	9,367	10,496	-10.8%	38,210	37,001	3.3%

Income (loss) before income taxes (benefits)	(16,009)	2,792	-673.4%	(19,753)	(26,486)	-25.4%
Income tax expense (benefit)	(6,427)	860	-847.3%	(8,253)	(11,183)	-26.2%

Net income (loss)	$(9,582)	$1,932	-596.0%	$(11,500)	$(15,303)	-24.9%

Earnings (loss) per share — Basic	$(0.62)	$0.12	-616.7%	$(0.74)	$(0.97)	-23.7%
Earnings (loss) per share — Diluted	(0.62)	0.12	-616.7%	(0.74)	(0.97)	-23.7%

Average shares — Basic	15,454	15,468	-0.1%	15,448	15,775	-2.1%
Average shares — Diluted	15,454	15,490	-0.2%	15,448	15,775	-2.1%

Consolidated balance sheet data at December 31:
Total assets				$1,170,931	$1,219,148	-4.0%
Total deposits				991,822	971,989	2.0%
Loans (gross)				953,295	946,326	0.7%
Stockholders’ equity				98,413	115,265	-14.6%

Consolidated average balance sheet data:
Total assets	$1,157,425	$1,198,879	-3.5%	$1,189,759	$1,205,911	-1.3%
Total deposits	971,033	971,663	-0.1%	982,463	969,911	1.3%
Loans (gross)	957,037	929,342	3.0%	955,639	933,347	2.4%
Stockholders’ equity	109,422	117,042	-6.5%	113,316	139,764	-18.9%

Consolidated performance ratios:
Return on average assets*	-3.29%	0.64%		-0.97%	-1.27%
Return on average equity*	-34.84%	6.55%		-10.15%	-10.95%
Net interest margin*	2.87%	4.69%		3.48%	4.77%
Efficiency ratio (2)	90.77%	63.62%		77.34%	55.64%

Consolidated asset quality data and ratios:
Nonaccruing loans				$55,737	$36,450	52.9%
Accruing loans 90 days past due				114	162	-29.6%

Nonperforming loans				55,851	36,612	52.5%
Foreclosed properties				6,805	2,491	173.2%

Nonperforming assets				62,656	39,103	60.2%

Allowance for loan losses				29,952	17,673	69.5%

Loans charged off				21,568	53,663	-59.8%
Recoveries of loans charged off				3,619	418	765.8%

Net loan charge-offs				17,949	53,245	-66.3%

Net charge-offs to average loans*				1.88%	5.70%
Nonperforming loans to total assets				4.77%	3.00%
Allowance coverage of nonperforming loans				53.63%	48.27%
Allowance for loan losses to gross loans				3.14%	1.87%
Allowance for loan losses to net loans				3.24%	1.90%

Subsidiary earnings summary:
Bank of Granite Net interest income	$6,928	$12,207	-43.2%	$34,345	$50,093	-31.4%
Loan loss provision	16,767	2,994	460.0%	30,143	55,083	-45.3%
Noninterest income	2,109	2,619	-19.5%	8,809	9,263	-4.9%
Noninterest expense	7,863	8,777	-10.4%	31,009	30,105	3.0%
Income tax expense (benefit)	(6,355)	852	-845.9%	(8,158)	(11,437)	-28.7%
Net income (loss)	(9,238)	2,203	-519.3%	(9,840)	(14,395)	-31.6%

Granite Mortgage Net interest income	$617	$751	-17.8%	$3,158	$3,249	-2.8%
Loan loss provision	24	12	100.0%	85	48	77.1%
Noninterest income	682	916	-25.5%	3,560	3,916	-9.1%
Noninterest expense	1,455	1,635	-11.0%	6,870	6,482	6.0%
Income tax expense (benefit)	(72)	8	n/m	(95)	254	-137.4%
Net income (loss)	(108)	12	n/m	(142)	381	-137.3%

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

Bank of Granite Corporation
Supplemental Quarterly Financial Data

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands except per share data)	2008	2008	2008	2008	2007

Consolidated earnings summary:
Interest income, taxable equivalent	$14,751	$16,537	$17,254	$19,101	$22,273
Interest expense	7,071	6,881	7,190	8,611	9,309

Net interest income, taxable equivalent	7,680	9,656	10,064	10,490	12,964
Taxable equivalent adjustment (1)	171	170	182	197	205

Net interest income	7,509	9,486	9,882	10,293	12,759
Loan loss provision	16,791	3,581	8,445	1,411	3,006
Noninterest income	2,640	2,494	3,103	3,278	3,535
Noninterest expense	9,367	8,775	10,409	9,659	10,496

Income (loss) before income taxes (benefits)	(16,009)	(376)	(5,869)	2,501	2,792
Income tax expense (benefit)	(6,427)	(105)	(2,507)	786	860

Net income (loss)	$(9,582)	$(271)	$(3,362)	$1,715	$1,932

Earnings (loss) per share — Basic	$(0.62)	$(0.02)	$(0.22)	$0.11	$0.12
Earnings (loss) per share — Diluted	(0.62)	(0.02)	(0.22)	0.11	0.12

Average shares — Basic	15,454	15,454	15,446	15,438	15,468
Average shares — Diluted	15,454	15,454	15,446	15,457	15,490

Consolidated ending balance sheet data:
Total assets	$1,170,931	$1,159,917	$1,187,696	$1,235,624	$1,219,148
Total deposits	991,822	969,172	982,213	1,011,717	971,989
Loans (gross)	953,295	951,665	955,497	949,065	946,326
Stockholders’ equity	98,413	108,673	109,458	115,434	115,265

Consolidated average balance sheet data:
Total assets	$1,157,425	$1,181,505	$1,205,959	$1,214,147	$1,198,879
Total deposits	971,033	980,633	989,560	988,626	971,663
Loans (gross)	957,037	958,033	958,754	948,732	929,342
Stockholders’ equity	109,422	110,616	115,545	117,681	117,042

Consolidated performance ratios:
Return on average assets*	-3.29%	-0.09%	-1.12%	0.57%	0.64%
Return on average equity*	-34.84%	-0.97%	-11.70%	5.86%	6.55%
Net interest margin*	2.87%	3.56%	3.66%	3.80%	4.69%
Efficiency ratio (2)	90.77%	72.22%	79.05%	70.16%	63.62%

Consolidated asset quality data and ratios:
Nonaccruing loans	$55,737	$51,132	$39,629	$40,260	$36,450
Accruing loans 90 days past due	114	466	297	969	162

Nonperforming loans	55,851	51,598	39,926	41,229	36,612
Foreclosed properties	6,805	3,237	2,172	2,511	2,491

Nonperforming assets	62,656	54,835	42,098	43,740	39,103

Allowance for loan losses	29,952	21,553	18,833	15,459	17,673

Loans charged off	9,158	1,711	6,097	4,602	3,140
Recoveries of loans charged off	765	851	1,027	976	238

Net loan charge-offs	8,393	860	5,070	3,626	2,902

Net charge-offs to average loans*	3.49%	0.36%	2.13%	1.54%	1.24%
Nonperforming loans to total assets	4.77%	4.45%	3.36%	3.34%	3.00%
Allowance coverage of nonperforming loans	53.63%	41.77%	47.17%	37.50%	48.27%
Allowance for loan losses to gross loans	3.14%	2.26%	1.97%	1.63%	1.87%
Allowance for loan losses to net loans	3.24%	2.32%	2.01%	1.66%	1.90%

Subsidiary earnings summary:
Bank of Granite Net interest income	$6,928	$8,871	$9,003	$9,543	$12,207
Loan loss provision	16,767	3,556	8,421	1,399	2,994
Noninterest income	2,109	2,348	2,117	2,235	2,619
Noninterest expense	7,863	6,878	8,421	7,847	8,777
Income tax expense (benefit)	(6,355)	25	(2,539)	711	852
Net income (loss)	(9,238)	760	(3,183)	1,821	2,203

Granite Mortgage Net interest income	$617	$703	$996	$842	$751
Loan loss provision	24	25	24	12	12
Noninterest income	682	849	986	1,043	916
Noninterest expense	1,455	1,852	1,878	1,685	1,635
Income tax expense (benefit)	(72)	(130)	32	75	8
Net income (loss)	(108)	(195)	48	113	12

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

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